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                                                                    EXHIBIT 10.1

                          Financial Advisory Agreement

This Agreement is made and entered into on this 5 day of December 2000, by and between Neurotech Development Corporation, a Delaware Corporation with offices located at 45 Orchard Street, Manhasset, New York 11030 (the "Company"), and Security Capital Trading, Inc., a Delaware Corporation with offices located at 111 Broadway, New York, New York 10006 (the "Consultant").

In consideration of and for the mutual promises and covenants contained here, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purpose. The Company hereby retains the Consultant during the term specified in Section 2 below, to render consulting advice on a non-exclusive basis to the Company as an investment banker relating to financial and similar matters, upon the terms and conditions as set forth herein.

2. Term. This Agreement shall be for a term of twenty-four months, commencing on the 5th day of December the ("Effective Date"), and terminating on the 4th of December, 2002 (the "Termination Date"), unless extended by the initial agreement of the parties hereto.

3. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such regular and customary advice as is reasonable by the Company, provided that, the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of their best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative number, and that the Consultant shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend specific amounts of time in doing so and shall provide such services at times convenient to Consultant. The Consultant's duties may include but, will not necessarily be limited to:

          A. Providing exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large under a systematic approach.

          B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases.

          C. Arranging, on behalf of the Company and its representatives, at appropriate times, meetings with securities analysts of major regional investment banking firms.

          D. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.

          E.   Rendering advice with regard to internal operations, including:

                    1) advice regarding the formation of corporate goals and their implementation;

                    2) advice regarding the financial structure of the Company and its future divisions or subsidiaries, if any, or any programs and projects of such entities;

                    3) advice concerning the securing, when necessary and if possible, of additional financing through equity sales, banks, insurance companies and/or other institutions;

                    4)   advice regarding corporate organization and personnel.

          F. Rendering advice with respect to any acquisition program of the Company.



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          G.   Rendering advice regarding a future public or private offering of securities of the Company or of any future subsidiary.

4. Relationship with others. The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultant or its affiliates from rendering such services or advice to others.

5. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant, The Consultant shall not be liable to the Company, or to any officer, director, employee stockholder or creditors of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder.

6. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls and all other expenses incurred by the Consultant in connection with services rendered by the Consultant to the Company pursuant to this Agreement. Expenses payable under this Section shall not include overhead expenses of the Consultant, including, but not limited to, attorney's fees, secretarial charge and rent. All expenses in excess of $1,000 shall be pre-approved before they are incurred by the Consultant.

7. Compensation.

         The Company shall issue to the Consultant 1,025,640 shares of the company's common stock. In addition, the Company shall issue 102,564 shares of common stock to Dr. Arnold Richards, in consideration for introducing the parties hereto. Such shares shall be delivered by no later than December 29, 2000.

          The Consultant shall have unlimited piggyback registration rights with respect to such shares (other than registration statements filed on Forms S-8 and S-4).

          The Company shall instruct its counsel to issue any and all necessary opinion letters (from time to time) for the transfer of such shares. Such opinion letters shall be at the expense of the Company and shall be delivered to the company's transfer agent within three (3) business days of receipt of a written request to transfer. The Company shall be responsible for any losses incurred by the holder of such shares resulting from its failure to comply with these provisions.

8. Other Advice.

     A. If during the period of twenty-four (24) months from the Effective Date, the Consultant brings to the Company an opportunity, for a proposed merger, consolidation or acquisition or acquisition of assets involving the Company as one of the parties thereto, or an acquisition of all or substantially all of the Common Stock of the Company or of another corporation (including when such acquisition of assets or stock is paid for in full or in part by the issuance of shares of the Company's Common Stock or other securities), then upon the consummation of any such transaction the Company will pay to the Consultant, as a fee, the amount provided for in paragraph 8(b) below, provided that the Consultant shall be deemed to have brought an opportunity to the Company for purposes of this paragraph 8(A) only if the opportunity is at least briefly specifically described in writing (which need not identify the other parties) signed by the Consultant and received by the Company and such notice refers to the company's obligations under this paragraph 8(A).

     B. If during such period, an opportunity for a proposed transaction of the type described in paragraph "A" above if brought to the company by someone other than the Consultant, and the Company in writing retains the Consultant for consultation or other services in connection therewith, then upon the consummation of that transaction the Company will pay the Consultant a fee agreed upon prior to the




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          retaining the Consultant. The amount to be paid by the Company to the
          Consultant as described in paragraphs 8(A) is as follows. Legal Consideration and Fee shall be a maximum of 7% on all amounts to $3,000,000 and 5% over $3,000,000 to $5,000,000 and 3% on all funds over $5,000,000 of the amount raised.

                  Legal consideration is defined, for purposes of this Agreement, as the total of stock (valued at market on the day of closing, or if there is no public market, valued at fair market value as agreed, or, if not, by an independent appraiser), cash and assets and property or other benefits exchanged by the company or received by the company or its stockholders (all valued at fair market value an agreed on, if not, by an independent appraiser), irrespective of period of payment or terms. The value of any such securities (whether debt or equity) or other property shall be determined as follows: (1) the value of securities that, are freely tradeable in an established public market shall be the last closing market price of such securities prior to the closing date of the Transaction and (2) the value of securities which are not freely tradeable or which have no established public market, or if the consideration consists of property other than securities the value of such securities or other property shall be the fair market value thereof as mutually agreed by the Company and the Consultant. Legal consideration shall not include any indebtedness, or without limitation pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, transaction. If the legal consideration to be paid is computed or payable in any foreign currency, the value of such foreign currency shall, for the purposes hereof be converted into U.S. dollars at the prevailing exchange rate on the dates on which such consideration is payable.

9. Sales or Distribution of Securities. If the Consultant assists the Company in the sale or distribution of securities to the public or in a private transaction, the Consultant shall receive fees, the amount and form to be prearranged separately at the time of such transaction.

10. Form of Payment. All fees to the Consultant pursuant to Section 8 hereof are due and payable to the Consultant, in cash or by certified check, at the closing or closings of any transaction specified in such section 8 or as otherwise shall mutually be agreed between the parties hereto provided, however, that in the case of license and royalty agreements specified in
     Section 8 hereof, there shall be no fee due the Consultant in respect of such license and royalty agreements. In the event that at any time prior to the expiration of two (2) years after the termination date, the company enters into a transaction with any person, group, corporation, partnership or other entity directly introduced to the Company by the Consultant during the term hereof, the Consultant shall be entitled to its full fee under
     Section 8 hereof, and the provisions of this Section 10 and Section 8 hereof shall survive the Termination date.

11.  Limitation Upon the Use of Advice and Services.

     A. No person or entity, other than the Company or any of its subsidiaries, shall be entitled, to make of or rely upon the advice of the Consultant to be given hereunder and the Company shall not transmit such advice to others, or encourage or facilities use or reliance upon such advice by others, without the proper consent of the Consultant.

     B. The Consultant shall use its best efforts to make a market in the securities of the Company Research reports or corporate finance reports that may be prepared by the Consultant, when and if prepared shall be done solely on the merits or judgment of analysts of the Consultant's or senior corporate finance personnel of the Consultant.

     C. The use of the Consultant's name in any annual report of the Company, or any release or similar document, prepared by or on behalf of the Company or other, must have the prior approval of the Consultant unless the Company is required by law to include the Consultant's names in such annual report, other report or releases, in which event the Consultant will be furnished with a copy of such annual report, other report or release using the Consultant's names in advance of publication by or on behalf of the Company.

     D. Should any purchases of securities be requested to be effected through the Consultant by the Company, its officers, directors, employees or other affiliates, or by any person on behalf of any








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          profit sharing, pension or similar plan of the Company, for the account of the Company or the individuals or entities involved, such orders shall be taken by a registered account executive of the Consultant, shall not be subject to the terms of this Agreement, and the normal brokerage commission as charged by the Consultant will apply in conformity with all rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc., or other regulatory bodies. Where no regulatory body sets the fee, the normal established fee used by the Consultant shall apply.

     E. The Consultant shall not disclose confidential information which it learns about the Company as a result of it's engagement hereunder, except for such disclosure and may be required for the Consultant to perform its duties hereunder.

12. Indemnification. In consideration of Consultant's agreement to act on our behalf in connection with the matters decided herein, the Company agrees to indemnify and hold harmless Consultant and its affiliates and Consultant and its respective officers, directors, employees and agents and each other person, if any, controlling Consultant or any of its affiliates (Consultant and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement under this Agreement, and will reimburse each Indemnified Person for all reasonable expenses (Including reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with this Agreement, whether or not pending or threatened and whether or not any Indemnified Person is a party. The Company will not, however, be responsible for any losses claims, damage or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise), to the Company or its shareholders, directors, officers, affiliates, etc. for or in connection with this Agreement, except for any such liability for losses, claims, damages or liabilities incurred by such parties that are finally judicially determined to have resulted from gross negligence or recklessness of such Indemnified Person. In addition, if Consultant is required to respond to a subpoena or provide testimony relating to the Company, whether or not it specifically relates to this Agreement, the Company shall pay all legal fees and expenses as incurred relating to such proceedings.

     The Company will not, without Consultant's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such a settlement, compromise, consent or termination includes a release of each indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Company's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the proceeding paragraph.

     If the indemnification provided for in the first paragraph of this agreement is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnification Person in respect of any losses, claims, damages or liabilities referred to herein, than, in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (I) in such proportion as is appropriate to reflect the relative benefits to Consultant, on the one hand, and the Company, on the other hand, of the engagement or (ii) if the allocation provided by clause (I) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (I) but also the relative fault of each of Consultant and the Company, as well as any other relevant equitable considerations; provided, however, in no event shall Consultant's aggregate contribution to the amount paid or payable exceed the aggregate amount of cash fees actually received by it under this Agreement.

13. Severability. Every provision of this Agreement is intended to be several. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.




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14.  Miscellaneous.

     A. Any notices or other communication between the parties hereto shall be sent by certified or registered mail postage prepaid, if to the Company, addressed to it at: 45 Orchard Street, Manhasset, New York 11030; and if to the Consultant; addressed to it at 111 Broadway, New York, New York 10006, Attention: David Morris or to such address may hereafter be designated in writing by any of such entities to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

     B. If during the term hereof the Consultant shall cease to be business, the provisions hereof relating to the duties of the Consultant and the compensation by the Company, as it applies to the Consultant shall thereupon cease to be in effect for the Company's obligation of payment for services rendered prior thereto. This agreement shall survive any merger to acquisition to or acquisition by the consultant and, after any such, merger or acquisition shall be binding, upon the Company and the corporation surviving such merger or acquisition.

     C. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior the central subject matter hereof.

     D. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

     E. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws, rules or principals. If at any time during the term of this Agreement, any dispute, difference or disagreement with respect to the meeting and construction of any article of this agreement shall arise between the parties, such dispute shall be referred to the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in New York county in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     F. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

The Company:  Neurotech Development Corporation


By:  /s/ Lawrence Artz, Vice President
     -----------------------------------------
     Lawrence Artz, Vice President

The Financial Advisor:  Security Capital Trading, Inc.

By:  /s/ Ronald M. Heineman
     -----------------------------------------
     Ronald M. Heineman